UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 2, 2017

(Date of earliest event reported)

FOUR CORNERS PROPERTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-37538

Maryland	47-4456296
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

591 Redwood Highway, Suite 1150, Mill Valley, California 94941

(Address of principal executive offices, including zip code)

(415) 965-8030

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 2, 2017, Four Corners Property Trust, Inc. (the “Company”) and its subsidiary, Four Corners Operating Partnership, LP (the “Borrower”), entered into an Amended and Restated Revolving Credit and Term Loan Agreement (the “Loan Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent (the “Agent”), and the lenders (the “Lenders”) and other agents party thereto, which amends and restates in its entirety an existing Revolving Credit and Term Loan Agreement dated as of November 9, 2015 by and among the Company, the Borrower, the Agent, the Lenders and the other agents party thereto.

The Loan Agreement provides for a revolving credit facility in an aggregate principal amount of $250.0 million and a term loan facility in an aggregate principal amount of $400.0 million. The Loan Agreement has an accordion feature allowing the facility to be increased by an additional aggregate amount not to exceed $250.0 million, subject to certain conditions, including one or more new or existing lenders agreeing to provide commitments for such increased amount.

Loans under the Loan Agreement accrue interest at a per annum rate equal to, at the Borrower’s election, either a LIBOR rate plus a margin of 0.85% to 2.15%, or a base rate determined according to a prime rate or federal funds rate plus a margin of 0.00% to 1.15%. In each case, the margin is determined according to, at the Borrower’s election, either (1) the Company’s total leverage ratio in effect from time to time, or (2) at any time after the Company has received an investment grade rating from either Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services on its senior, unsecured, long-term indebtedness, the credit rating applicable from time to time with respect to such indebtedness. In the event that all or a portion of the principal amount of any loan borrowed pursuant to the Loan Agreement is not paid when due, interest will accrue at the rate that would otherwise be applicable thereto plus 2.00%. So long as the Company continues to determine pricing according to its total leverage ratio, an unused commitment fee at a rate of 0.30% or 0.20%, per annum, depending on the amount of revolving facility utilization, applies to unutilized revolving borrowing capacity under the Loan Agreement. After the Company elects to determine pricing based on the credit rating applicable to its senior, unsecured, long-term indebtedness, a facility fee at a rate of 0.125% to 0.30%, per annum, depending on the credit rating applicable from time to time with respect to such indebtedness, applies to the total revolving commitments outstanding.

Amounts owing under the Loan Agreement may be prepaid at any time without premium or penalty, subject to customary breakage costs in the case of borrowings with respect to which a LIBOR rate election is in effect. The revolving credit facility matures on November 9, 2021, and the term loan facility matures on November 9, 2022. No amortization payments are required on the term loan prior to the maturity date. The Borrower has the option to extend the maturity date of the revolving credit facility for up to one year, subject to the payment of an extension fee of 0.075% on the aggregate amount of the then-outstanding revolving commitments for each six-month extension.

The obligations under the Loan Agreement are unsecured. Pursuant to an amended and restated parent guaranty entered into on October 2, 2017, which amends and restates in its entirety a parent guaranty dated August 2, 2016, the obligations under the Loan Agreement are guaranteed, on a joint and several basis, by the Company and its subsidiary, Four Corners GP, LLC (the “Guaranty”).

The Loan Agreement contains customary affirmative and negative covenants that, among other things, require customary reporting obligations, contain obligations to maintain REIT status, and restrict, subject to certain exceptions, incurrence of debt, incurrence of secured debt, the ability of the Borrower and the guarantors to enter into mergers, consolidations, sales of assets and similar transactions, limitations on distributions and other restricted payments, and limitations on transactions with affiliates. In addition, the Borrower will be subject to the following financial covenants: (1) Total Indebtedness to Consolidated Capitalization Value (each as defined in the Loan Agreement) not to exceed 60%, (2) mortgage-secured leverage ratio not to exceed 40%, (3) total secured recourse indebtedness not to exceed 5% of consolidated capitalization value, (4) minimum fixed charge coverage ratio of 1.50 to 1.00, (5) minimum consolidated tangible net worth, (6) maximum unencumbered leverage ratio not to exceed 60% and (7) minimum unencumbered interest coverage ratio not less than 1.75 to 1.00.

The Loan Agreement contains customary events of default including, among other things, payment defaults, breach of covenants, cross acceleration to material indebtedness, bankruptcy-related defaults, judgment defaults, and the occurrence of certain change of control events. The occurrence of an event of default will limit the ability of the Company and the Borrower to make distributions and may result in the termination of the credit facility, acceleration of repayment obligations and the exercise of remedies by the Lenders with respect to the collateral.

The foregoing description does not purport to be a complete description and is qualified in its entirety by reference to the Loan Agreement and the Guaranty, a copy of which is filed as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

10.1	Amended and Restated Revolving Credit and Term Loan Agreement, dated October 2, 2017, among Four Corners Operating Partnership, LP, Four Corners Property Trust, Inc., certain lenders party thereto and JPMorgan Chase Bank, N.A. as administrative agent.

10.2	Amended and Restated Parent Guaranty, dated October 2, 2017, by Four Corners Property Trust, Inc. and Four Corners GP, LLC, for the benefit of JPMorgan Chase Bank, N.A.

EXHIBIT LIST

Exhibit No.	Exhibit Description

10.1	Amended and Restated Revolving Credit and Term Loan Agreement, dated October 2, 2017, among Four Corners Operating Partnership, LP, Four Corners Property Trust, Inc., certain lenders party thereto and JPMorgan Chase Bank, N.A. as administrative agent.

10.2	Amended and Restated Parent Guaranty, dated October 2, 2017, by Four Corners Property Trust, Inc. and Four Corners GP, LLC, for the benefit of JPMorgan Chase Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUR CORNERS PROPERTY TRUST, INC.

By:	/s/ James L. Brat
James L. Brat General Counsel and Secretary

Date: October 2, 2017